Exhibit 10.20
MassMutual
The Blue Chip Company SM
Massachusetts Mutual Life Insurance Company
Springfield, MA 01111-0001
Group Flexible Premium Adjustable Life Insurance Policy
With Variable Rider

POLICY WITH RIDERHOLDER	CITIZENS BANK OF RHODE ISLAND, AS TRUSTEE OF THE STRATEGIC GROUP UNIVERSAL LIFE TRUST

INSURER	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

EFFECTIVE DATE	JANUARY 1, 1998

STATE OF ISSUE	RHODE ISLAND

POLICY WITH RIDER NUMBER	002

INSURING AGREEMENT
This policy with rider is issued to the Policy With Riderholder named above. It is a legal contract between the Policy With Riderholder and us. The Insurer agrees to pay the benefits set forth in this policy with rider with respect to plan members. This agreement is made in return for any required applications and the payment of premiums as stated in this policy with rider. In this policy with rider, the words “we,” “us,” and “our” refer to Massachusetts Mutual Life Insurance Company.
The following pages explain the terms of this agreement. Those pages, and the attached application for this policy with rider, are a part of this agreement. For ease of reference, in this policy with rider the term “certificate with rider” is often used to refer to insurance values or benefits provided under this policy with rider which is evidenced by the issuance of a certificate with rider.
This policy with rider is delivered in the state named above. That jurisdiction’s laws shall govern this policy with rider.
The effective date of this policy with rider is shown above. On that date, this policy with rider takes effect at 12:01 a.m. standard time at the Policy With Riderholder’s principal place of business.
As evidence of this agreement, the Insurer’s officers have signed this policy with rider at Springfield, Massachusetts.

President	Secretary
Group Flexible Premium Adjustable Life Insurance Policy With Variable Rider
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Policy With Rider Summary
This Summary briefly describes some of the major provisions of this policy with rider which are shown in the certificate with rider. Since this Summary does not go into detail, the actual provisions will control. See those provisions for full information and any limits that may apply. The “Where To Find It” on the inside of the back cover shows where these provisions may be found.
This policy with rider provides insurance on certain employees of the Employer. The insurance provided is variable life insurance. We will pay a death benefit if an individual Insured dies while the insurance is in force. “In force” means that the insurance on the Insured has not terminated. “Variable” means that all values which depend on the investment performance of the Separate Account shown on the Schedule Page are not guaranteed as to dollar amount.
Premiums for this insurance are flexible. After the minimum initial premium has been paid, there is no requirement that any specific amount of premium be paid on any date. Instead, within the limits stated in the certificate with rider, any amount may be paid on any date before the death of the Insured.
Premiums are applied to increase the value of the certificate with rider. Monthly charges are deducted from the value of the certificate with rider each month. If there is not enough value to pay the monthly charges for one month, the insurance will terminate at the end of 61 days. There is, however, a right to reinstate the insurance.
There are other rights available while the Insured is living. These include:
•	The right to assign the certificate with rider.

•	The right to change the Owner or any Beneficiary.

•	The right to fully surrender the insurance.

•	The right to make withdrawals.

•	The right to make loans.

•	The right to increase or decrease the Selected Face Amount.

•	The right to allocate net premiums among the Guaranteed Principal Account and the divisions of the Separate Account.

•	The right to transfer values among the Guaranteed Principal Account and the divisions of the Separate Account.

•	The right to change the Death Benefit Option.
The policy with rider also describes a number of Payment Options. These provide alternate ways to pay the death benefit or the amount payable upon full surrender.
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WHERE TO FIND IT
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MassMutual The Blue Chip Company SM Massachusetts Mutual Life Insurance Company Springfield, MA 01111-0001
Group Flexible Premium Adjustable Life Insurance Policy With Variable Rider
Notice Of Annual Meeting
The Policy With Riderholder is hereby notified that by virtue of this policy he, she or it is a member of Massachusetts Mutual Life Insurance Company and is entitled to vote either in person or by proxy at any and all meetings of said Company. The annual meetings are held at its Home Office, in Springfield, Massachusetts, on the second Wednesday of April in each year at 2 o’clock p.m.
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Part 1. The Basics Of This Policy With Rider
In this Part we discuss some insurance concepts that are necessary to understand this policy with rider.
The Parties Involved — Insurer, Policy With Riderholder, Employer, Owner, Insured, Beneficiary, Irrevocable Beneficiary
The Insurer is the Massachusetts Mutual Life Insurance Company. In this policy, the words “we,” “us,” and “our” refer to the Massachusetts Mutual Life Insurance Company.
The Policy With Riderholder is shown on the front cover of this policy with rider.
Employer is an employer, association, sponsoring organization or trust who has become a participant in the Trust by:
•	Executing a Participation Agreement; and

•	Meeting the conditions for participation that are specified in that Agreement. This includes applying for insurance under the policy for certain of the employer’s employees who meet eligibility requirements established by the Employer.
An Owner is the person who owns a Group Flexible Premium Adjustable Life Insurance Certificate With Rider, as shown on our records.
An Insured is the person on whose life the certificate with rider is issued.
A Beneficiary is any person named on our records to receive insurance proceeds after the Insured dies. There may be different classes of Beneficiaries, such as primary and secondary. These classes set the order of payment. There may be more than one Beneficiary in a class.
Example:	Debbie is named as primary (first) Beneficiary. Anne and Scott are named as Beneficiaries in the secondary class. If Debbie is alive when the Insured dies, she receives the death benefit. But if Debbie is dead and Anne and Scott are alive when the Insured dies, Anne and Scott receive the death benefit.
Any Beneficiary may be named an Irrevocable Beneficiary. An Irrevocable Beneficiary is one whose consent is needed to change that Beneficiary. Also, this Beneficiary must consent to the exercise of certain other rights.
Group Life Insurance Certificates With Riders
Group Life Insurance Certificates With Riders issued under this policy with rider are referred to as “certificates with riders.” We will issue a certificate with rider to the Owner for each Insured under this policy with rider. The certificate with rider shall set forth the insurance provided under this policy with rider on the life of the Insured. The certificate with rider will disclose to whom the insurance benefits are payable. Any policy with rider terms, limits, and rights as may pertain to the Insured and Owner will be shown.
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Dates — Certificate Date, Certificate Anniversary Date, Certificate Year, Rider Add-On Date, Issue Date, Paid-up Certificate Date, Monthly Calculation Date, Valuation Date, Valuation Period, Valuation Time
The Certificate Date is shown on the Schedule Page of the certificate with rider. It is the starting point for determining Certificate Anniversary Dates and Certificate Years. The first Certificate Anniversary Date is one year after the Certificate Date. The period from the Certificate Date to the first Certificate Anniversary Date, or from one Certificate Anniversary Date to the next, is called a Certificate Year. The Rider Add-On Date is also shown on the Schedule Page. It is the date that the variable rider was added to the certificate.
Example:	The Certificate Date is June 10, 19X1. The first Certificate Anniversary Date is June 10, 19X2. The period from June 10, 19X1 through June 9, 19X2 is a Certificate Year.
The Issue Date is also shown on the Schedule Page of the certificate with rider. The Issue Date is used to determine the start of the suicide and contestability periods. We discuss contestability below. See Part 5 for a discussion of the suicide exclusion.
The Paid-up Certificate Date is also shown on the Schedule Page of the certificate with rider. It is the Certificate Anniversary Date after the Insured’s 100th birthday. On this Date and at all times thereafter, the Selected Face Amount will equal the account value and the Death Benefit Option will be Death Benefit Option A. Monthly charges will continue to be deducted from the account value of the certificate with rider but mortality charges will equal $0. Premium payments will no longer be accepted. The payment of premiums does not guarantee that the certificate with rider will continue in force to the Paid-up Certificate Date.
The Monthly Calculation Date is the monthly date on which the monthly charges for the certificate with rider are due. The first Monthly Calculation Date is the Certificate Date. Subsequent Monthly Calculation Dates are the same day of each month thereafter.
A Valuation Date is any date on which the New York Stock Exchange (or its successor) is open for trading. A Valuation Period is the period of time from the end of one Valuation Date to the end of the next Valuation Date. A Valuation Time is the time the New York Stock Exchange (or its successor) closes on a Valuation Date. All actions which are to be performed on a Valuation Date will be performed as of the Valuation Time.
Entire Contract
This policy with rider is a legal contract between the Policy With Riderholder and us.
The term “application” as it applies to the certificate with rider shall mean any enrollment form(s) or application(s) for the certificate with rider.
The entire contract consists of:
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•	This policy with rider and the application for it;

•	The applications for the certificates with riders; and

•	Any rider(s) attached to any certificates with riders issued under this policy with rider.
In any application, rider, or other form attached to a certificate with rider:
•	The word “policy with rider” as it applies to a certificate with rider shall mean “certificate with rider”;

•	The words “Policy Date” as they apply to a certificate with rider shall mean “Certificate Date”; and

•	The words “Policy Anniversary Date” as they apply to a certificate with rider shall mean “Certificate Anniversary Date.”
We have issued this policy with rider in return for the application for it. We will issue certificates with riders in return for the application and the payment of premiums for the certificate with rider. Any change or waiver of the terms of this policy with rider or any certificate with rider under this policy with rider must be in writing mad signed by our Secretary or an Assistant Secretary to be effective.
Eligibility
The requirements to be eligible for insurance under this policy with rider are set forth by the Employer.
Effective Date
The effective date of this policy with rider is shown on the front cover of this policy with rider.
An eligible employee shall be insured under this policy with rider as of the date described in the application for insurance on that employee. However, the effective date of the insurance on an eligible employee must be on or after the date of the Participation Agreement signed by the Employer.
Termination Of The Policy With Rider
This policy with rider will terminate without the right of reinstatement on the date the coverage ends for the last remaining Insured under this policy with rider.
Discontinuance of Policy With Rider
This policy with rider will be discontinued if:
•	the Policy With Riderholder gives us 30 days written notice requesting that the policy with rider be discontinued; or

•	we give the Policy With Riderholder written notice of discontinuance at least 30 days prior to the date we discontinue the policy with rider.
If the policy with rider is discontinued by us or the Policy With Riderholder, the party who initiated the discontinuance will send a notice to each Owner of record, at the Owner’s last known address, at least 15 days prior to the date of discontinuance.
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No additional persons will be accepted for insurance after the date of discontinuance.
Continuation Of Insurance
If this policy with rider is discontinued or if the Insured becomes disassociated from the Employer, any insurance then in effect will remain in force, provided it is not fully surrendered by the Owner. All insurance that is continued will be automatically changed from deduction of wages to a direct billing status. Certificate with rider premiums will then be payable directly to us.
Representations And Contestability
We rely on all statements made by or for the Insured in the application(s) for any certificate with rider issued under this policy with rider. Those statements are considered to be representations and not warranties. We reserve the right to bring legal action to contest the validity of the insurance described in a certificate with rider, or any increase in the Selected Face Amount applied for after the Issue Date, for any material misrepresentation of a fact. To do so, however, the misrepresentation must have been made in the application, or in a supplemental application to increase the Selected Face Amount, and a copy of the application must have been attached to the certificate with rider when issued, or made a part of the certificate with rider when the increase in the Selected Face Amount became effective.
Except for any increase in the Selected Face Amount applied for after the Issue Date, we can not contest the validity of the insurance described in a certificate with rider after the certificate has been in force during the lifetime of the Insured for a period of two years from its Issue Date. We can not contest the validity of any increase in the Selected Face Amount applied for after the Issue Date once the certificate has been in effect during the lifetime of the Insured for a period of two years.
Misstatement Of Age
If the Insured’s date of birth as given in the application is not correct, an adjustment will be made. If the adjustment is made when the Insured dies, the death benefit will reflect the amount provided by the most recent mortality charge according to the correct age. If the adjustment is made before the Insured dies, then future monthly deductions will be based on the correct age.
Meaning Of In Force
“In force” means that the insurance provided by the certificate with rider has not terminated. The certificate will be in force from its Issue Date or, if later, the date the first premium for the certificate is paid.
The certificate with rider will continue in force to the Insured’s death if:
•	The account value less any certificate with rider debt is sufficient to cover the monthly charges due on each Monthly Calculation Date; and

•	Certificate with rider debt does not exceed the account value; and

•	The certificate with rider is not fully surrendered.
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The factors which can affect the certificate with rider’s account value include:
•	The amount and timing of premium payments.

•	Any withdrawals or transfers of values.

•	Any changes in any riders.

•	Any changes in the Selected Face Amount.

•	Any outstanding certificate with rider debt.

•	Any changes in the Death Benefit Option.

•	The monthly charges deducted from the account value.

•	The interest earned on the fixed account value.

•	The net investment experience of the Separate Account for the certificate with rider.
Each of these factors is discussed in detail elsewhere in the certificate with rider.
Home Office
Our Home Office is in Springfield, Massachusetts. The address is Massachusetts Mutual Life Insurance Company, Springfield, Massachusetts 01111-0001.
Part 2. Premium Payments
Premiums are the payments that may be paid to us to purchase life insurance and to increase the account value of the certificate with rider.
Minimum Initial Premium, Modal Term, Modal Term Premium
The Minimum Initial Premium for the certificate with rider is shown on the Schedule Page for the certificate with rider.
The Modal Term selected by the Employer forms the basis for the billing cycle for a certificate. The Employer may select a monthly, quarterly, semi-annual or annual Modal Term. The Employer may change the selected Modal Term at any time by written request to Us. If an Insured becomes disassociated from the Employer, we will send the billing statements directly to the Owner. When an Insured becomes disassociated from the Employer, the Owner will be vested in all policy rights previously held by the Employer, including the right to change the Modal Term to any mode but monthly.
The Modal Term Premium is an estimate of the premium that will be sufficient to pay the monthly charges for the Modal Term. The Modal Term Premium equals the sum of the monthly charges during the Modal Term divided by 1 less the total percentage we deduct from a premium to equal a Net Premium discounted at a rate not lower than the minimum annual interest rate. In calculating the Mortality Charge, it is assumed that the amount of insurance that requires a charge is equal to the Selected Face Amount divided by 1 plus the monthly equivalent of the minimum annual interest rate.
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Premium Flexibility And Premium Notices
After the minimum initial premium for a certificate with rider has been paid, there is no requirement that any amount of premium be paid on any date. Subject to the Right To Refund Premiums provision in this Part, while the certificate with rider is in force any amount of premium may be paid at any time before the death of the Insured.
We will also send notice of any premium needed to prevent termination of the certificate with rider. Premium notices will be sent only while the certificate with rider is in force.
Payment of premiums does not guarantee that the certificate with rider will continue in force.
Where To Pay Premiums
All premiums are payable to us at our Home Office or at the place shown for payment on the premium notice. Upon request, a receipt signed by our Secretary or an Assistant Secretary will be given for any premium payment.
Right To Refund Premiums
We have the right to promptly refund any amount of premium paid for the certificate with rider if application of that premium to the certificate with rider’s account value would increase the amount of insurance that requires a charge. See the Monthly Charges provision in Part 3 for a discussion of the amount of insurance that requires a charge.
Part 3. Accounts, Values, And Charges
A certificate with rider provides that certain values (referred to as the “variable account values”) are based on the investment performance of the Separate Account and are not guaranteed as to dollar amount. A certificate with rider also provides that other values (referred to as the “fixed account values”) are based on the interest credited to the Guaranteed Principal Account. The account value of a certificate with rider is the variable account value plus the fixed account value. This Part gives information about the Separate Account, the Guaranteed Principal Account, and the values and charges connected with them.
Net Premium
A net premium is a premium we receive for a certificate with rider less the charges we deduct at that time. Net premium, expressed as a percentage of a premium we receive, is shown on the Schedule Page.
Allocation Of Net Premiums
The allocation of each net premium we receive will be in whole percentages and will be subject to any net premium allocation limitations stated on the Schedule Page of the certificate with rider.
Each net premium we receive before the Right To Return period expires will be allocated to the Guaranteed Principal Account. The Right To Return period is explained on the front cover of the certificate with rider.
Upon the expiration of the Right To Return period, we will allocate the certificate with rider’s value among the Guaranteed Principal Account and
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the divisions of the Separate Account. This allocation will be in accordance with the net premium allocation in effect and subject to the allocation limitations stated on the Schedule Page of the certificate with rider.
Each net premium we receive after the Right To Return period expires will be allocated among the Guaranteed Principal Account and the divisions of the Separate Account. This allocation will be in accordance with the net premium allocation in effect and subject to the allocation limitations stated on the Schedule Page of the certificate with rider.
The net premium allocation specified in the application will remain in effect until changed by any later written election satisfactory to us and received at our Home Office. Any change in the allocation specified in the application will be subject to the allocation limitations stated on the Schedule Page of the certificate with rider.
The Separate Account
The Separate Account shown on the Schedule Page of the certificate with rider is a separate investment account.
The Separate Account has several divisions. Each division invests in shares of an investment fund. The divisions and the investment funds available to the Owner are shown on the Schedule Page of the certificate with rider.
The values of the assets in the divisions are variable and are not guaranteed. They depend on the investment results of the Separate Account shown on the Schedule Page of the certificate with rider.
We own the assets of the Separate Account. Those assets will be used only to support variable life insurance policies. A portion of the assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we may conduct. However, we may transfer assets that exceed the reserves and other liabilities of the Separate Account to our general account. Income, gains, and losses, whether or not realized, from each division of the Separate Account are credited to or charged against that division without regard to any of our other income, gains, or losses.
Changes In The Separate Account
We have the right to establish additional divisions of the Separate Account, and to establish other investment options, from time to time. Amounts credited to any additional divisions established would be invested in shares of other Funds. For any division, we have the right to substitute new Funds or merge existing Funds. We also have the fight to eliminate any existing division of the Separate Account or any other investment option.
Subject to applicable provisions of federal securities laws, we have the right to change the investment policy of any division of the Separate Account subject to the approval of the insurance supervisory official of the state of domicile of Massachusetts Mutual Life Insurance Company.
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If required, the process for obtaining approval of a material change from the applicable regulatory authority will be filed with the insurance supervisory official of the state where this policy with rider is delivered. Further, if required, we will notify the Owner if the applicable regulatory authority approves any material change.
We reserve the right to operate the Separate Account as a managed investment company under the Investment Company Act of 1940 or in any other form permitted by law.
Accumulation Units
Accumulation units are used to measure the variable account value of a certificate with rider. The value of a unit is determined as of the Valuation Time on each Valuation Date for valuation of the Separate Account. The value of any unit can vary from Valuation Date to Valuation Date. That value reflects the investment performance of the division of the Separate Account applicable to that unit.
Purchase And Sale Of Accumulation Units
Accumulation units will be purchased or sold at the unit value as of the Valuation Time on the Valuation Date of purchase or sale. Accumulation unit value is discussed in Part 7.
Example:	The amount applied is $550. The date of purchase is June 10, 19X4. The accumulation unit value on that date is $10. The number of units purchased would be 55 ($550 divided by $10 = 55). If instead, the unit value was $11, then the amount applied would purchase 50 units ($550 divided by $11 = 50).
If we receive a premium or a written request that causes us to purchase or sell accumulation units, and we receive that premium or request before the Valuation Time on a Valuation Date, accumulation units will be purchased or sold as of that Valuation Date. Otherwise, accumulation units will be purchased or sold as of the next following Valuation Date.
At the Owner’s request, we will purchase or sell accumulation units as of a later Valuation Date.
Account Value Of Certificate With Rider
The account value of a certificate with rider on any date is the variable account value of the certificate with rider plus the fixed account value of the certificate with rider, both determined as of that date.
Variable Account Value Of Certificate With Rider
The variable account value of the certificate with rider reflects:
•	The net premiums allocated to the Separate Account for the certificate with rider;

•	Any amounts transferred into the Separate Account for the certificate with rider from the Guaranteed Principal Account;

•	Any amounts transferred and withdrawn from the Separate Account for the certificate with rider;

•	Any monthly charges deducted from the Separate Account for the certificate with rider; and
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•	The net investment experience of the Separate Account for the certificate with rider.
Net premiums, transfers, withdrawals, and monthly deductions are all reflected in the variable account value through the purchase or sale of accumulation units. The net investment experience is reflected in the value of the accumulation units. Net premiums and monthly deductions are discussed in this Part 3. Transfers and withdrawals are discussed in Part 4.
The value of a certificate with rider’s accumulation units in a division of the Separate Account is equal to the accumulation unit value in that division on the date the value is determined, multiplied by the number of those units in that division. How accumulation unit values are determined is discussed in Part 7.
The variable account value of a certificate with rider on any date is the total of the values on that date of the certificate with rider’s accumulation units in each division of the Separate Account.
Fixed Account Value Of Certificate With Rider
The fixed account value of a certificate with rider is the accumulation at interest of:
•	The net premiums allocated to the Guaranteed Principal Account for the certificate with rider; plus

•	Any amounts transferred into the Guaranteed Principal Account for the certificate with rider from the Separate Account; less

•	Any amounts transferred and withdrawn from the Guaranteed Principal Account for the certificate with rider; and less

•	Any monthly charges deducted from the Guaranteed Principal Account for the certificate with rider.
The Guaranteed Principal Account
The Guaranteed Principal Account, also referred to as the fixed account, is part of our general investment account. It has no connection with, and does not depend on, the investment performance of the Separate Account.
We have the right to establish additional guaranteed principal accounts from time to time.
Interest On Fixed Account Value
The fixed account value of a certificate with rider earns interest at a rate not less than the minimum annual interest rate for the Guaranteed Principal Account shown in the Basis Of Computation section on the Schedule Page. Interest is earned daily.
For any fixed account value equal to any certificate with rider loan, the interest rate we use will be the daily equivalent of the loan interest rate less a declared charge which is guaranteed not to exceed 1.25% annually.
For any fixed account value in excess of an amount equal to any certificate with rider loan, the interest rate we use will be the daily equivalent of a rate declared by us.
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Monthly Charges
Monthly charges will be deducted from the account value of a certificate with rider. These charges are due on each Monthly Calculation Date.
Monthly charges will be taken from the Guaranteed Principal Account until exhausted and then from the divisions of the Separate Account in proportion to the values of the certificate with rider in each of those divisions. For each Monthly Calculation Date, deductions will be made, and values will be determined, on the Valuation Date which is on, or next follows, the latest of:
•	The date we receive the initial premium for the Certificate;

•	The Monthly Calculation Date; and

•	The date we receive the amount of premium needed to prevent termination in accordance with the Grace Period And Termination provision in this Part.
Deductions from the Separate Account are made by selling accumulation units at their value on the Valuation Date determined above.
We assess monthly charges of three types:
1.	Administrative Charge. The amount of this charge will be determined by us. In no case, however, will it be greater than the maximum charge shown in the Other Information section of the Schedule Page of the certificate with rider.

2.	Mortality Charge. The amount of this charge will be determined by us. The maximum monthly mortality charges for each $1,000 of insurance that requires a charge are shown in the Table Of Maximum Monthly Mortality Charges of the certificate with rider.

We have the right to charge less than the maximum charges shown in the Table. Any change in these charges will apply to all individuals who are in the same class. The amount of insurance that requires a charge is determined as follows. This computation is made as of the date the charge is deducted. All amounts are computed as of that date.
a.	We compute the certificate with rider’s account value after all additions and deductions other than the deduction of the mortality charge.

b.	We determine the amount of benefit under the Death Benefit Option in effect (as discussed in the Death Benefit Options provision in Part 5). The Minimum Face Amount used here is based on the account value computed in (a) above.

c.	We divide the amount of benefit determined in (b) above by an amount equal to 1 plus the monthly equivalent (expressed as a decimal fraction) of the minimum annual interest rate for the Guaranteed Principal Account shown in the Basis Of
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Computation section on the Schedule Page of the certificate with rider.

d.	We subtract the account value, as computed in (a) above, from the amount determined in (c) above. The result is the amount of insurance that requires a charge.
3.	Rider Charge. The monthly charges for any rider are shown in a table of charges for that rider.
Grace Period And Termination
If the account value less any certificate with rider debt is not enough to pay the monthly charges due on a Monthly Calculation Date, we allow a grace period for payment of the amount of premium needed to increase the account value so that the monthly deduction can be made. This grace period begins on the date the deduction is due. It ends 61 days after that date or, if later, 30 days after we have mailed a written notice to the Owner at the last known address shown on our records. This notice will state the amount required to increase the account value to cover the charges.
During the grace period, the certificate with rider will continue in force. The certificate with rider will terminate without value if we do not receive payment of the required amount by the end of the grace period.
Part 4. Life Benefits
Life insurance provides a death benefit if the Insured dies while the certificate with rider is in force. There are also rights and benefits that are available before the Insured dies. These “Life Benefits” are discussed in this Part.
Certificate With Rider Ownership
Rights Of Owner
While the Insured is living, the Owner may exercise all rights given by the certificate with rider or allowed by us. These rights include assigning the certificate with rider, changing Beneficiaries, changing Ownership, enjoying all certificate with rider benefits and exercising all certificate with rider options.
The consent of any Irrevocable Beneficiary is needed to exercise any certificate with rider right except the right to reinstate the certificate with rider after termination.
Assignment
This policy with rider may not be assigned.
A certificate with rider may be assigned with our consent. But for any assignment to be binding on us, we must receive a signed copy of it at our Home Office. We will not be responsible for the validity of any assignment.
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Once we receive a signed copy of and give our consent to an assignment, the rights of the Owner and the interest of any Beneficiary or any other person will be subject to the assignment. An assignment is subject to any certificate with rider debt. See “Borrowing On The Certificate With Rider” in this Part for a discussion of certificate with rider debt.
Changing The Owner Or Beneficiary
The Owner or any Beneficiary may be changed during the Insured’s lifetime. We do not limit the number of changes that may be made. To make a change, a written request satisfactory to us must be received at our Home Office. The change will take effect as of the date the request is signed, even if the Insured dies before we receive it. Each change will be subject to any payment we made or other action we took before receiving the request.
Transfers Of Values
Transfers of a certificate with rider’s values are subject to the limitations stated on the Schedule Page of the certificate with rider. Subject to those limitations, transfers may be made upon written direction satisfactory to us received at our Home Office. These transfers are:
•	Transfers of values between divisions of the Separate Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the units sold to purchase units in any other division.

•	Transfers of values from one or more divisions of the Separate Account to the Guaranteed Principal Account. These transfers will be made by selling all or part of the accumulation units in a division and applying the value of the units sold to the Guaranteed Principal Account.

•	Transfers of values from the Guaranteed Principal Account to one or more divisions of the Separate Account. These transfers will be made by applying all or part of the value in the Guaranteed Principal Account to purchase accumulation units in one or more divisions of the Separate Account.
Transfers will be as of the Valuation Date specified in the Purchase And Sale Of Accumulation Units provision in Part 3. All transfers made on one Valuation Date will be considered one transfer.
The Certificate With Rider’s Share In Dividends
Certificate With Rider Is Participating
A certificate with rider is participating, which means it may share in any dividends we pay.
Each year we determine how much money can be paid as dividends. This is called divisible surplus. We then determine how much of this divisible surplus is to be allocated to the certificate with rider. This determination is based on the certificate with rider’s contribution to divisible surplus. Since we do not expect the certificate with rider to contribute to divisible surplus, we do not expect that any of that surplus will be available for allocation to the certificate with rider. If any dividends are allocated to the
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certificate with rider, they will be payable on Certificate Anniversary Dates.
How Dividends May Be Used
Dividends may be used in a number of ways. These are called dividend options. A dividend option may be elected in the application. It may be changed at a later time. Although we do not expect that any dividends will be payable on the certificate with rider, there are four basic dividend options.
Cash — Dividends will be paid in cash.
Dividend Accumulations — Dividends will be added to the account value. Dividends will be allocated among the Guaranteed Principal Account and the divisions of the Separate Account as directed for net premiums.
Paid-Up Additions — Dividends will be used to buy additional level paid-up insurance.
Reduce Monthly Deductions — Dividends will be used to reduce the monthly deductions we make from the account value to pay the monthly charges.
Dividends will be applied as paid-up additions if no option is elected.
Dividend After Death
If the Insured dies after the first Certificate Year, the death benefit will include a pro rata share of any dividend allocated to the certificate with rider for the Year death occurs.
Surrendering The Certificate With Rider And Making Withdrawals
Right To Surrender
The certificate with rider may be fully surrendered for its cash surrender value at any time while the Insured is living. Surrender will be effective on the date we receive the certificate with rider and a written surrender request satisfactory to us at our Home Office. A later effective date may be elected in the surrender request.
Cash Surrender Value
The cash surrender value of a certificate with rider is equal to the account value less any certificate with rider debt.
Making Withdrawals
A withdrawal may also be referred to as a partial surrender. While the Insured is living, withdrawals may be made from a certificate with rider as of any Monthly Calculation Date after six months from the Certificate Date. The request for a withdrawal must be written and satisfactory to us. It must state the Account (or Accounts) from which the withdrawal will be made. For any withdrawal from the Separate Account, the request must also state the division (or divisions) from which the withdrawal will be made.
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The amount of a withdrawal includes the withdrawal charge that applies. Withdrawals from the Guaranteed Principal Account will be made by reducing the value in that Account to provide the amount of the withdrawal. Withdrawals from a division (or divisions) of the Separate Account will be made by selling a sufficient number of accumulation units to provide the amount of the withdrawal. Each withdrawal will be subject to the following rules:
•	The minimum amount of a withdrawal is $500;

•	A withdrawal charge of up to 2% of the amount of the withdrawal, but not more than $25, will be deducted from the amount of the withdrawal; and

•	An amount equal to certificate with rider debt plus one plus the number of Monthly Calculation Dates remaining in the Modal Term multiplied by the most recent monthly charge made for the certificate with rider must remain in the Guaranteed Principal Account; and

•	The maximum total withdrawal amount cannot exceed the account value less certificate with rider debt less one plus the number of Monthly Calculation Dates remaining in the Modal Term multiplied by the most recent monthly charge made for the certificate with rider.
Unless we receive evidence of insurability satisfactory to us, the Selected Face Amount for the current Certificate Year will be reduced upon withdrawal as needed to prevent an increase in the amount of insurance that requires a charge. A new Schedule Page will be sent to the Owner to reflect these changes.
Example:	The Owner makes a withdrawal without furnishing us satisfactory evidence of insurability. Just before the withdrawal, the certificate with rider has a Selected Face Amount of $50,000 and an account value of $20,000. The Minimum Face Amount Percentage for the current Certificate Year is 200%. Under Death Benefit Option A, the amount of insurance that requires a charge is $50,000 minus $20,000, or $30,000. If you make a withdrawal of $5,000, the account value would be reduced to $15,000. The amount of insurance that requires a charge would otherwise be increased to $35,000 ($50,000 - $15,000). However, the Selected Face Amount will be reduced instead to $45,000 and the amount of insurance that requires a charge will remain $30,000. (For simplicity, in this example the minimum annual interest rate is assumed to be zero.)
How We Pay
Any withdrawal made will be paid in one sum. However, if the entire certificate with rider is fully surrendered, the cash surrender value may be paid in one sum, or it may be applied under any payment option elected. See Part 6.
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We may delay paying any full surrender or withdrawal value from the Guaranteed Principal Account for up to six months from the date the request (and the certificate with rider, if needed) is received at our Home Office.
We may delay paying any full surrender or withdrawal value from the Separate Account during any period that:
•	The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closings, or trading is restricted; or

•	The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or

•	The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our certificate with rider owners; or

•	We are permitted by state law to delay such payment.
If payment is delayed for 30 days or more, interest will be added. The amount of interest will be the same as would be paid for the same period of time under Option D of the payment options. See Part 6 for a description of Option D.
Borrowing On The Certificate With Rider
Right To Make Loans
Loans can be made on a certificate with rider at any time after six months from the Certificate Date while the Insured is living. However, the certificate with rider must be properly assigned to us before the loan is made. No other collateral is needed. We refer to all outstanding loans plus accrued interest as “certificate with rider debt.”
Effect Of Loan
A loan is attributed to each division of the Separate Account and to the Guaranteed Principal Account in proportion to the values of the certificate with rider in each of those divisions and in the Guaranteed Principal Account (excluding any outstanding certificate with rider debt plus an amount equal to one plus the number of Monthly Calculation Dates remaining in the Modal Term multiplied by the most recent monthly charge made for the certificate with rider) at the time of the loan. The amount of the loan attributed to each division of the Separate Account will be transferred to the Guaranteed Principal Account. Any such transfer is made by selling accumulation units in the division and applying the value of those units to the Guaranteed Principal Account on the date the loan is made. Any interest added to the loan will be treated as a new loan under this provision.
The amount equal to any outstanding certificate with rider loans will be held in the Guaranteed Principal Account, and will earn interest as described in the Interest On Fixed Account Value provision.
Maximum Loan Available
For any certificate with rider, the maximum amount that can be borrowed on any date is equal to:
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•	90% of the certificate with rider’s account value on that date; less

•	Any outstanding certificate with rider debt; less

•	Interest on the loan being made and on any outstanding certificate debt to the next Certificate Anniversary Date; less

•	An amount equal to one plus the number of Monthly Calculation Dates remaining in the Modal Term multiplied by the most recent monthly charge made for the certificate with rider.
Interest
Interest is not due in advance. This interest accrues (builds up) each day and becomes part of the certificate with rider debt as it accrues.
Interest is due on each Certificate Anniversary Date. If interest is not paid when due, it will be added to the loan and will bear interest at the rate payable on the loan.
Example:	You have a loan of $1,000. The interest due on the Certificate Anniversary Date is $60. If it is not paid on that date, we will add it to the existing loan. The loan will then be $1,060 and interest will be charged on this amount from then on.
The type of interest rate on any loan is elected by the Employer and cannot be changed. Two types of available interest rates available are:
1.	A fixed loan interest rate of 6% per year; and

2.	An adjustable loan rate. Such an annual rate is set by us. This rate may change from year to year. Each year we will set the rate that will apply for the next Certificate Year.
Each year there is a maximum limit on the interest rate we can set. That limit is based on a Published Monthly Average. That Average will be:
•	The Monthly Average Corporates yield shown in Moody’s Corporate Bond Yield Averages, as published by Moody’s Investors Service, Inc., or any successor to that Service; or

•	If that Monthly Average is no longer published, a substantially similar average, established by regulation issued by the insurance supervisory official of the state where this policy with rider was delivered.
The maximum limit is the Published Monthly Average for the calendar month ending two months before the Certificate Year begins, or the annual interest rate shown in the Basis Of Computation on the Schedule Page of the certificate with rider plus 1%, whichever is higher.
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Example:	A Certificate Year begins on June 10, 19X1. The calendar month ending two months before that date is March. The loan interest rate for the Certificate Year beginning June 10, 19X1 will not be greater than the Published Monthly Average for March, 19X1. However, if the Basis Of Computation’s annual interest rate (plus 1%) is higher than the Average, then that rate (plus 1%) will be the maximum loan interest rate for that Certificate Year.
If the maximum limit for a Certificate Year is at least 1/2% higher than the rate in effect for the previous year, we may increase the rate to not more than that limit.
If the maximum limit for a Certificate Year is at least 1/2% lower than the rate in effect for the previous year, we must decrease the rate to not more than that limit. Interest is not due in advance. This interest accrues (builds up) each day and becomes part of the certificate debt as it accrues.
The type of interest rate on any loan is shown on the Schedule Page of the certificate with rider.
Certificate With Rider Debt Limit
Certificate with rider debt (including accrued interest) may not equal or exceed the certificate with rider’s account value. If this limit is reached, we can terminate the certificate with rider. To terminate for this reason we must mail written notice to the Owner and any assignee shown on our records at their last known addresses. This notice will state an amount that will bring the certificate with rider debt back within the limit. If we do not receive payment within 30 days after the date we mailed the notice, the certificate with rider will terminate without value at the end of those 30 days.
Repayment Of Certificate With Rider Debt
All or part of any certificate with rider debt may be repaid at any time while the certificate with rider is in force and the Insured is living.
Any repayment of certificate with rider debt will result in the transfer of certificate with rider values equal to the repayment out of the Guaranteed Principal Account and the application of those values to each division of the Separate Account and to the Guaranteed Principal Account in proportion to the values of the certificate with rider in each of those divisions and in the Guaranteed Principal Account (excluding any outstanding certificate with rider loans) at the time of the repayment.
Other Borrowing Rules
We may delay the granting of any loan amount attributable to the Guaranteed Principal Account for up to six months.
We may delay the granting of any loan amount attributable to the Separate Account during any period that:
•	The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closings, or trading is restricted; or
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•	The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or

•	The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our certificate with rider owners; or

•	We are permitted by state law to delay such payment.
Reinstating The Certificate With Rider
When Reinstatement Can Be Made
After a certificate with rider has terminated, it may be reinstated — that is, put back in force. However, the certificate with rider cannot be reinstated if it has been fully surrendered for its cash surrender value. Reinstatement must be made within 5 years after the date of termination and during the Insured’s lifetime.
Requirements To Reinstate
Evidence of insurability satisfactory to us is required to reinstate. A premium is also required as a cost to reinstate. That premium must be no less than the amount necessary to produce a certificate with rider account value equal to three times the monthly charges due on the Monthly Calculation Date which is on, or next follows, the date of reinstatement.
Changes In The Selected Face Amount
Increases In The Selected Face Amount
While the certificate with rider is in force, the Selected Face Amount may be increased upon written application. Evidence of insurability, satisfactory to us, may be required for each increase. Any increase must be for at least $5,000, unless we establish a lower minimum. A lower minimum may be established by the Employer and us in the Participation Agreement.
Any increase in the Selected Face Amount will be effective on the Monthly Calculation Date which is on, or next follows, the later of.
•	The date 15 days after a written request for such change has been received and approved by us; or

•	The requested effective date of the change.
Mortality charges for each increase are determined and deducted from the certificate with rider’s account value in accordance with the Monthly Charges provision. These charges will be deducted from the certificate with rider’s account value beginning on the effective date of the increase.
Limitations On Increases
No increase in the Selected Face Amount can become effective after the Certificate Anniversary Date after the Insured’s 75th birthday.
Evidence Of Increases
If the Selected Face Amount is increased we will send an amended Schedule Page reflecting that increase. However, we have the right to require that the certificate with rider be sent to us so that the increase can be made.
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Decreases In The Selected Face Amount
While the certificate with rider is in force, the Selected Face Amount may be decreased upon written application satisfactory to us. The resulting Selected Face Amount after decrease must be at least $50,000.
Any requested decrease in the Selected Face Amount will be effective on the Monthly Calculation Date which is on, or next follows, the later of:
•	The date 15 days after a written request for such change has been received and approved by us; or

•	The requested effective date of the change.
A requested decrease in the Selected Face Amount is allowed only once per Certificate Year.
Right To Amend
Amending The Certificate With Rider
A certificate with rider may be amended from time to time as may be required to meet the definition of “life insurance” under the Internal Revenue Code.
In particular, if the Minimum Face Amount of the certificate with rider is less than that required for the certificate with rider to be considered “life insurance,” the Minimum Face Amount may be increased. The amount of the increase cannot be more than that needed to qualify the certificate with rider as “life insurance.”
Evidence of insurability is not needed to amend the certificate with rider in accordance with this provision. However, a written request to amend will be required. A cost to amend may also be required. No amendment will become effective until the written request satisfactory to us is received at our Home Office and any required cost has been paid.
Reports To Owner
Annual Report
Each year, within 30 days after the Certificate Anniversary Date, we will mail a report to the Owner. There will be no charge for this report. This report will show the account value at the beginning of the previous Certificate Year and all premiums paid since that time. It will also show the additions to, and deductions from, the account value during that Year, and the account value, death benefit, cash surrender value, and certificate with rider debt as of the last Certificate Anniversary Date.
This report will also include any additional information required by applicable law or regulation.
Illustrative Report
In addition to the annual report, we will, upon request after the first Certificate Year, send an illustrative report of projected values to the Owner. We will not charge a fee for providing an illustrative report on an annual basis. However, if the Owner requests illustrative reports more frequently, we may charge a reasonable fee, but only for those additional reports.
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Part 5. The Death Benefit
The death benefit is the amount of money we will pay when we receive due proof at our Home Office that the Insured died while the certificate with rider was in force. We discuss the death benefit in this Part.
Amount Of Death Benefit
If the Insured dies while the certificate with rider is in force, the death benefit will be the amount of benefit provided by the Death Benefit Option in effect on the date of death, with these adjustments:
•	We add the part of any monthly charge that applies to a period beyond the date of death; and

•	We deduct:
•	Any certificate with rider debt outstanding on the date of death; and

•	Any unpaid monthly charges to the date of death.
Death Benefit Options
Two Death Benefit Options, described below, are available under a certificate with rider. The Death Benefit Option and the Selected Face Amount are shown on the Schedule Page of the certificate with rider. The Minimum Face Amount is discussed in the next provision.
Death Benefit Option A — Under this Option, the amount of benefit is the greater of:
•	The Selected Face Amount in effect on the date of death; and

•	The Minimum Face Amount in effect on the date of death.
Death Benefit Option B — Under this Option, the amount of benefit is the greater of:
•	The Selected Face Amount in effect on the date of death plus the certificate with rider’s account value on the date of death; and

•	The Minimum Face Amount in effect on the date of death.
Minimum Face Amount
In order to qualify as life insurance under the federal tax laws in effect on the Issue Date of a certificate with rider, the certificate with rider has a Minimum Face Amount. The Minimum Face Amount on any date is a percentage of the certificate with rider’s account value on that date. The percentage for each Certificate Year is shown in the Table Of Minimum Face Amount Percentages in the certificate with rider.
Example: The Minimum Face Amount is determined on June 10, 19X1. The account value on that date is $50,000. The last Certificate Anniversary Date was May 2, 19X1. If the applicable Minimum Face Amount Percentage for the Certificate Year beginning May 2, 19X1 is 280%, then the Minimum Face Amount is 280% of $50,000, or $140,000.
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Changes In The Death Benefit Option
While the certificate with rider is in force, the Death Benefit Option may be changed by the Owner’s written request. Any change from Death Benefit Option A to Death Benefit Option B will require evidence of insurability satisfactory to us.
Any change in the Death Benefit Option will take effect on the Certificate Anniversary Date on, or next following, the later of:
•	The date 15 days after a written request for such change has been received and approved by us; or

•	The requested effective date of the change.
When We Pay
The death benefit will be paid within seven days after the date we receive due proof of the Insured’s death, and any other requirements necessary for us to make payment, at our Home Office. However, we may delay payment of the death benefit during any period that:
•	The New York Stock Exchange (or its successor) is closed, except for normal weekend or holiday closings, or trading is restricted; or

•	The Securities and Exchange Commission (or its successor) determines that a state of emergency exists; or

•	The Securities and Exchange Commission (or its successor) permits us to delay payment for the protection of our certificate with rider owners; or

•	We are permitted by state law to delay such payment.
Interest On Death Benefit
If the death benefit is paid in one sum, we will add interest from the date of death to the date of payment. The amount of interest will be the same as would be paid under Option D of the payment options for that period of time but not less than that required by law. See Part 6 for a description of Option D.
If the death benefit is applied under a payment option, interest will be paid from the date of death to the effective date of that option. It will be paid in one sum to the Beneficiary living on that effective date. The amount of interest will be the same as would be paid under Option D for that period of time but not less than that required by law.
Suicide Exclusion
Except for any increases in the Selected Face Amount applied for after the Issue Date of the certificate, we will pay a limited death benefit if the Insured commits suicide, while sane or insane, within two years from the Issue Date and while the certificate with rider is in force. The limited death benefit will be the amount of premiums paid for the certificate with rider, less any certificate with rider debt and amounts withdrawn.
For any increases in the Selected Face Amount applied for after the Issue Date of the certificate, we will pay a limited death benefit if the Insured commits suicide, while sane or insane, within two years from the effective date of the increase and while it is in force. The limited death benefit will be the monthly deductions made for that increase. However, if the limited
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death benefit as described in the preceding paragraph is payable, there will be no death benefit for the increase.
Any limited death benefit will be paid in one sum to the Beneficiary.
Part 6. Payment Options
These are Optional Methods Of Settlement. They provide alternate ways in which payment can be made.
Availability Of Options
All or part of the death benefit or cash surrender value may be applied under any payment option. If the certificate with rider is assigned, any amount due to the assignee will be paid in one sum. The balance, if any, may be applied under any payment option.
Minimum Amounts
If the amount to be applied under any option for any one person is less than $2,000, we may pay that amount in one sum instead. If the payments under any option come to less than $20 each, we have the right to make payments at less frequent intervals.
Description Of Options
Our payment options are described below. Any other payment option agreed to by us may be elected. The payment options are described in terms of monthly payments. Annual, semiannual, or quarterly payments may be requested instead. The amount of these payments will be determined in a way which is consistent with monthly payments and will be quoted on request.
Option A
Fixed Amount Payment Option. Each monthly payment will be for an agreed fixed amount. The amount of each payment may not be less than $10 for each $1,000 applied. Interest will be credited each month on the unpaid balance and added to it. This interest will be at a rate determined by us, but not less than the equivalent of 3% per year. Payments continue until the amount we hold runs out. The last payment will be for the balance only.
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Option B
Fixed Time Payment Option. Equal monthly payments will be made for any period selected, up to 30 years. The amount of each payment depends on the total amount applied, the period selected and the monthly payment rates we are using when the first payment is due. The rate of any payment will not be less than shown in the Option B Table.
Option B Table
Minimum Monthly Payment Rates For Each $1,000 Applied

Monthly
Years	Payment

1	$84.47
2	42.86
3	28.99
4	22.06
5	17.91
6	15.14
7	13.16
8	11.68
9	10.53
10	9.61
11	8.86
12	8.24
13	7.71
14	7.26
15	6.87
16	$6.53
17	6.23
18	5.96
19	5.73
20	5.51
21	5.32
22	5.15
23	4.99
24	4.84
25	4.71
26	4.59
27	4.47
28	4.37
29	4.27
30	4.18
For quarterly payment, multiply by 2.993. For semiannual payment, multiply by 5.963. For annual payment, multiply by 11.839.
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Option C
Lifetime Payment Option. Equal monthly payments are based on the life of a named person. Payments will continue for the lifetime of that person. The three variations are:
(1)	Payments for life only. No specific number of payments is guaranteed. Payments stop when the named person dies.

(2)	Payments guaranteed for amount applied. Payments stop when they equal the amount applied or when the named person dies, whichever is later.

(3)	Payments guaranteed for 5, 10 or 20 years. Payments stop at the end of the selected guaranteed period or when the named person dies, whichever is later.
The Option C Table shows the minimum monthly payment for each $1,000 applied. The actual payments will be based on the monthly payment rates we are using when the first payment is due. They will not be less than shown in the Table.
Option C Table
Minimum Monthly Payment Rates For Each $1,000 Applied

	Payments	Payments Guaranteed For
	For Life	Amount	5	10	20
Age*	Only	Applied	Years	Years	Years

40	$3.30	$3.25	$3.29	$3.28	$3.27
45	3.47	3.41	3.46	3.45	3.43
50	3.69	3.60	3.68	3.67	3.62
55	3.96	3.83	3.95	3.93	3.85
60	4.31	4.13	4.30	4.27	4.14

65	4.77	4.49	4.75	4.70	4.44
70	5.41	4.96	5.38	5.26	4.77
75	6.30	5.56	6.21	5.96	5.07
80	7.50	6.31	7.30	6.77	5.30
85	9.16	7.29	8.72	7.64	5.43

*	Age on birthday nearest due date of the first payment. Monthly payment rates for ages not shown will be furnished on request. Monthly payment rates for ages over 85 are the same as those for 85.
Option D
Interest Payment Option. We will hold any amount applied under this option. Interest on the unpaid balance will be paid each month at a rate determined by us. This rate will be not less than the equivalent of 3% per year.
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Option E
Joint Lifetime Payment Option. Equal monthly payments are based on the lives of two named persons. While both are living, one payment will be made each month. When one dies, the same payment will continue for the lifetime of the other. The two variations are:
(1)	Payments for two lives only. No specific number of payments is guaranteed. Payments stop when both named persons have died.

(2)	Payments guaranteed for 10 years. Payments stop at the end of 10 years, or when both named persons have died, whichever is later.
The Option E Table shows the minimum monthly payment for each $1,000 applied. The actual payments will be based on the monthly payment rates we are using when the first payment is due. They will not be less than shown in the Table.
Option E Table
Minimum Monthly Payment Rates For Each $1,000 Applied
Payments For Two Lives Only

Age*	55	60	65	70	75	80

55	$3.53	$3.64	$3.72	$3.80	$3.85	$3.89
60	3.64	3.78	3.91	4.03	4.12	4.18
65	3.72	3.91	4.10	4.27	4.42	4.54
70	3.80	4.03	4.27	4.52	4.76	4.97
75	3.85	4.12	4.42	4.76	5.11	5.44

80	3.89	4.18	4.54	4.97	5.44	5.92
85	3.91	4.23	4.63	5.12	5.71	6.36
Payments Guaranteed For 10 Years

Age*	55	60	65	70	75	80

55	$3.52	$3.63	$3.71	$3.79	$3.84	$3.88
60	3.63	3.77	3.90	4.02	4.11	4.17
65	3.71	3.90	4.09	4.26	4.41	4.53
70	3.79	4.02	4.26	4.51	4.75	4.94
75	3.84	4.11	4.41	4.75	5.08	5.38

80	3.88	4.17	4.53	4.94	5.38	5.82
85	3.90	4.22	4.61	5.08	5.62	6.19

*	Age on birthday nearest the due date of the first payment. Monthly payment rates for ages not shown will be furnished on request. Monthly payment rates for ages over 85 are the same as those for 85.
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Option F
Joint Lifetime Payment Option With Reduced Payments. Monthly payments are based on the lives of two named persons. Payments will continue while both are living. When one dies, payments are reduced by one-third and will continue for the lifetime of the other. Payments stop when both persons have died.
The Option F Table shows the minimum monthly payment for each $1,000 applied. The actual payments will be based on the monthly payment rates we are using when the first payment is due. They will not be less than shown in the Table.
Option F Table
Minimum Monthly Payment Rates For Each $1,000 Applied

Age*	55	60	65	70	75	80

55	$3.80	$3.94	$4.10	$4.28	$4.47	$4.66
60	3.94	4.11	4.30	4.51	4.73	4.96
65	4.10	4.30	4.52	4.77	5.05	5.33
70	4.28	4.51	4.77	5.08	5.42	5.77
75	4.47	4.73	5.05	5.42	5.85	6.30

80	4.66	4.96	5.33	5.77	6.30	6.88
85	4.86	5.19	5.61	6.13	6.77	7.51

*	Age on birthday nearest the due date of the first payment. Monthly payment rates for ages not shown will be furnished on request. Monthly payment rates for ages over 85 are the same as those for 85.
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Electing A Payment Option
To elect any option, we require that a written request, satisfactory to us, be received at our Home Office. The Owner may elect an option during the Insured’s lifetime. If the death benefit is payable in one sum when the Insured dies, the Beneficiary may elect an option with our consent.
Options for any amount payable to an association, corporation, partnership or fiduciary are available with our consent. However, a corporation or partnership may apply any amount payable to it under Option C, E, or F if the option payments are based on the life or lives of the Insured, the Insured’s spouse, any child of the Insured, or any other person agreed to by us.
Effective Date And Payment Dates
The effective date of an option is the date the amount is applied under that option. For a death benefit, this is the date that due proof of the Insured’s death is received at our Home Office. For the cash surrender value, it is the effective date of surrender.
The first payment is due on the effective date, except the first payment under Option D is due one month later. A later date for the first payment may be requested in the payment option election. All payment dates will fall on the same day of the month as the first one. No payment will become due until a payment date. No part payment will be made for any period shorter than the time between payment dates.
Example: Monthly payments of $100 are being made to your son on the 1st of each month. He dies on the 10th. No part payment is due your son or his estate for the period between the 1st and the 10th.
Withdrawals And Changes
If provided in the payment option election, all or part of the unpaid balance under Options A or D may be withdrawn or applied under any other option.
If the cash surrender value is applied under Option A or D, we may delay payment of any withdrawal for up to six months. Interest at the rate in effect for Option D during this period will be paid on the amount withdrawn.
Income Protection
To the extent permitted by law, each option payment and any withdrawal shall be free from legal process and the claim of any creditor of the person entitled to them. No option payment and no amount held under an option can be taken or assigned in advance of its payment date, unless the Owner’s written consent is given before the Insured dies. This consent must be received at our Home Office.
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Part 7. Notes On Our Computations
This Part covers some technical points about the certificate with rider.
Net Investment Factor
The Net Investment Factor for each division of the Separate Account is determined by dividing A by B and subtracting C where:
•	A equals:
•	the net asset value per share of each Fund held by a Division for the current Valuation Period; plus

•	any dividend per share declared on behalf of such Fund that has an ex-dividend date within the current Valuation Period; less

•	the cumulative charge or credit for taxes reserved which is determined by us to have resulted from the operation or maintenance of the Division; and
•	B equals:
•	the net asset value per share of the Fund held by the Division for the immediately preceding Valuation Period; and
•	C equals:
•	the cumulative unpaid charge for the net investment factor asset charge shown on the Schedule Page of the certificate with rider.
Accumulation Unit Value
The value of an accumulation unit in each division was set at $1.00000,000 on the first Valuation Date selected by us. The value on any Valuation Date thereafter is equal to the product of the Net Investment Factor for that division for the Valuation Period which includes that Date and the accumulation unit value on the preceding Valuation Date.
The Accumulation Unit Value may increase or decrease from Valuation Period to Valuation Period.
Adjustments Of Units And Values
We have the right to split or consolidate the number of accumulation units credited to the certificate with rider, with a corresponding increase or decrease in the unit values. We may exercise this right whenever we consider an adjustment of units to be desirable. However, strict equity will be preserved in making any adjustment. No adjustment will have any material effect on the benefits, provisions or investment return of the certificate with rider, or on the Owner, Insured, any Beneficiary, any assignee or other person, or on us.
Basis Of Computation
The Basis Of Computation is the mortality table and interest rate we use to determine:
•	The maximum monthly mortality charges;

•	The minimum annual interest earned on the fixed account value of the certificate with rider; and

•	The minimum payments under Payment Options C, E, and F.
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The Basis Of Computation for the cash surrender values, for the maximum monthly mortality charges, and for the minimum interest earned on the fixed account value of the certificate with rider is shown on the Schedule Page of the certificate with rider. The mortality table specified on the Schedule Page of the certificate with rider applies to amounts in a standard underwriting classification. We reserve the right to make appropriate modifications to this table for any amount which is not in a standard underwriting classification.
In computing the minimum payments under Payment Options C, E, and F, we use mortality rates from the 1983 Table “a” with Projection G for 30 years and with rates set back five years. The interest used is at an annual rate of 3%.
Method Of Computing Values
When required by the state where this policy with rider was delivered, we filed a detailed statement of the method we use to compute the Policy Rider benefits and values. These benefits and values are not less than those required by the laws of that state.
GVULPM-9700

Accidental Death and Dismemberment Rider
This rider provides an accidental death or loss benefit on the life of the Insured. We discuss this rider, and the rules that apply to it, in the provisions that follow.
In this rider, the word “certificate” may also mean “certificate with rider.”
Rider Benefit In The Event Of Death
The amount of the benefit for this rider is lesser of: the current Selected Face Amount for the certificate at the time the death or loss occurs or $500,000.
The amount of the benefit for this rider will increase or decrease directly with any increases or decreases in the Selected Face Amount for the certificate but in no event will the amount of the benefit for this rider be greater than $500,000.
In the event of death, the benefit to be paid is the full amount of the benefit for this rider.
To pay any benefit under this rider, we require that due proof of the accidental death be given to us at our Home Office. This proof must show that the Insured’s death occurred:
•	As a direct result of accidental bodily injury independently of all other causes; and

•	Within 180 days after the injury was received; and

•	While the certificate and this rider were in force.
Except for drowning or internal injuries shown by autopsy, the injury causing death must be shown by a visible wound on the exterior of the body. Unless prohibited by law, we have the right to examine a body at any time.
Rider Benefit For Loss Of Hand, Foot Or Sight
The benefit to be paid is that full amount or one-half of the amount of benefit for this rider, as shown in the schedule below.
To pay any benefit under this rider, we require that due proof of the loss be given to us at our Home Office. This proof must show that the permanent loss of a hand, foot or sight occurred under these conditions:
•	The loss is a direct result of accidental bodily injury independently of all other causes; and

•	The loss occurred within 180 days after the injury was received; and

•	The loss occurred while the certificate and this rider were in force; and
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•	An accidental death benefit is not payable by this coverage for the same accident.
Under no circumstances will the benefit payable under this rider be more than 100% of the amount of benefit for this rider.
Schedule Of Losses And Benefits
Your full amount of coverage is payable for the permanent loss of:
•	both hands; or

•	both feet; or

•	sight of both eyes; or

•	one hand and sight of one eye; or

•	one foot and sight of one eye; or

•	one hand and one foot.
One-half of your full amount is payable for the permanent loss of:
•	one hand or one foot; or

•	sight of one eye.
Reference to loss of a hand means severance at or above the wrist.
Reference to loss of a foot means severance at or above the ankle.
Reference to loss of sight means total loss of sight which cannot be recovered.
A surgically reattached hand or foot will be deemed a “permanent loss” if, 12 months after reattachment, the limb has regained less than 50% of its normal function.
Exclusions
There are some exclusions to the coverage provided by this rider. No accidental death or loss will be payable if the Insured’s death or loss results directly or indirectly from any of these causes.
Suicide — Suicide, while the Insured is sane or insane.

War — War, declared or undeclared, or any act of war.

Military Service — Service in the military forces of any country at war or in any civilian noncombatant unit serving with those forces. “War” includes undeclared war and any act of war. “Country” includes any international organization or group of countries.

Aviation — Travel in, or descent from or with, any kind of aircraft aboard which the Insured is a pilot or crew member or is giving or receiving any training. “Crew member” includes anyone who has any duty aboard the aircraft.
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Natural Causes — Bodily or mental illness, disease, or infirmity of any kind, or medical or surgical treatment for any of these.
Drug — The taking or injection of any drug, hypnotic, or narcotic, accidentally or otherwise.
Felony — Injury received while committing a felony.
Contestability
We can bring legal action to contest the validity of this rider for any material misrepresentation of a fact made in the application for this rider. However, we cannot, in the absence of fraud, contest the validity of this rider after it has been in force during the lifetime of the Insured for two years from its Issue Date. The Issue Date of this rider is shown on the Schedule Page. We can bring legal action to contest the validity of an increase for may material misrepresentation of a fact made in the application for the increase. However, we cannot, in the absence of fraud, contest the validity of the increase after it has been in effect during the lifetime of the Insured for two years after the effective date of the increase.
Rider Part Of The Certificate
This rider is made a part of the certificate as of the Issue Date of this rider in return for the application for this rider and the payment of the charges for this rider. The Schedule Page shows the charges from the Certificate Date to the first Certificate Anniversary Date. Charges after that are shown in the Table Of Monthly Charges for this rider. That Table is attached to this rider. All the provisions of the certificate apply to this rider, except for those that are inconsistent with this rider.
Termination Of This Rider
This rider ends automatically:
•	On the Certificate Anniversary Date after the Insured’s 65th birthday; or

•	Upon the termination of the certificate for any reason.
Cancellation Of This Rider
This rider may be cancelled by the Owner’s written request. Cancellation will take effect on the Monthly Calculation Date that is on, or next follows, the date we receive the written request at our Home Office.
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

President	Secretary
GADDPM-9700

Waiver Of Monthly Charges Rider
This rider provides that monthly charges will be waived if the Insured becomes totally disabled. We discuss this benefit, and the rules that apply to it, in the provisions that follow.
In this rider, the word “certificate” may also mean “certificate with rider.”
Waiver Benefit
This rider provides a waiver of monthly charges benefit for total disability. After the Insured has been totally disabled for six months and all the conditions of this rider are met, we will waive monthly charges for the certificate, including all riders attached to it, on Monthly Calculation Dates. The Monthly Calculation Dates for which monthly charges will be waived are:
•	Any Monthly Calculation Date after the Insured has been totally disabled for six months during the continuance of total disability; and

•	Any Monthly Calculation Date during the first six months of total disability.
For any of these Monthly Calculation Dates that has already passed at the time a claim is approved, the monthly charges will be considered to have been waived on that Monthly Calculation Date.
The allowance of benefits under this rider guarantees that the certificate will continue in force while the Insured is totally disabled. Also, the allowance of those benefits will not reduce the amount payable in any settlement of the certificate.
Exclusions
This rider does not provide any benefit for:
•	Total disability directly caused by any willfully and intentionally self-inflicted injury; or

•	Total disability caused by war while the Insured is in the military forces of any country at war or in any civilian noncombatant unit service with those forces. “War” includes undeclared war and any act of war. “Country” includes any international organization or group of countries.
Limitation On Right To Increase Selected Face Amount
This rider waived the monthly charges for the certificate, including the charges for any increase in the Selected Face Amount. Therefore, any increase in Selected Face Amount causes an increase in waiver benefits. In certain cases, however, waiver benefits under the certificate cannot be increased. In those cases, we have the right to refuse an increase in the Selected Face Amount. Those cases are:
•	The waiver benefits after the increase would exceed our published limits for such benefits.
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•	The Insured does not meet our underwriting requirements for the additional waiver benefits.

•	A higher rating would apply to the additional waiver benefits rather than to the existing waiver benefits.
Total Disability
Total disability is an incapacity of the Insured that:
•	Is caused by sickness or injury; and

•	Begins while this rider and the certificate are in force; and

•	Begins before the Certificate Anniversary Date after the Insured’s 65th birthday; and

•	For the first 24 months of any period of total disability, prevents the Insured from performing substantially all the duties of the Insured’s occupation; and

•	After total disability has continued for 24 months, prevents the Insured from engaging in any occupation the Insured is qualified to perform.
For the first 24 months of any period of total disability, the Insured’s occupation is the Insured’s usual work, employment, business, or profession at the time total disability began. After total disability has continued for 24 months, any occupation the Insured is qualified to perform means any work, employment, business, or profession that the Insured is reasonably qualified to do based on education, training, or experience. Until the Insured reaches an age at which formal education may be legally ended, occupation means attendance at school.
Example: You are a full-time surgeon. You receive an injury to your hands that prevents you from performing surgery, but you can carry on a general medical practice. For the first 24 months, your occupation is surgeon. After that time, your occupation will be any that you are reasonably qualified to do based on your education, training, or experience. Since you can carry on a general medical practice, we would no longer consider you to be totally disabled.
For some conditions, we consider the Insured to be totally disabled even if the Insured is able to work. These conditions are the total loss of sight of both eyes, or the total loss of use of both hands, or both feet, or one hand and one foot. Any of these will be total disability as long as the loss continues.
Recurrent Disabilities
A period of total disability due to the same condition or related condition as that of an earlier period of total disability may be considered to be a continuation of the earlier period. This depends on how much time has passed from the end of the earlier period to the date the current total disability began. If less than 30 days have passed, we will consider it to be a continuation of the earlier period If 30 days or more have passed, we will consider it to be a new period of total disability.
Example: You were totally disabled for 10 months because of a severe knee injury. Two weeks after you recover, your knee fails and you are
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totally disabled again. We consider this to be a continuation of the earlier period of total disability.
Notice Of Claim
Notice of claim means notice to us at our Home Office that the Insured is totally disabled and that a claim may be made under this rider. We require that this notice be in writing and that it identify the Insured. Notice given by or for the Owner shall be notice of claim.
There are two time limits for giving notice of claim. First, no benefit will be allowed unless this notice is given to us while the Insured is living and during the continuance of total disability. Second, no benefit will be provided for any Monthly Calculation Date more than one year before we were given the notice. However, there is one exception to each of these time limits. That is, if it was not reasonably possible to give us notice of claim within the limit, the delay will not reduce the benefit if notice is given as soon as it is reasonably possible to do so.
Proof Of Claim
Before any benefit is allowed, proof of claim must be given to us at our Home Office. Proof may be given by or for the Owner. Proof of claim means satisfactory written proof that:
•	The Insured is totally disabled; and

•	Total disability began while this rider and the certificate were in force; and

•	Total disability began before the Certificate Anniversary Date after the Insured’s 65th birthday; and

•	Total disability has continued for six months.
We have forms that are to be used to make a claim. They will be sent promptly upon request. As part of the proof of claim, we have the right to require that the Insured be examined by a physician chosen by us.
Proof of claim must be given to us within certain time limits. These are discussed in the provision that follows.
When Proof Of Claim Can Be Made
Proof of claim must be received at our Home Office while the Insured is living and during the continuance of total disability. Also, it must be received within one year after the earlier of:
•	The Certificate Anniversary Date after the Insured’s 65th birthday; and

•	Termination of the certificate.
However, if it was not reasonably possible to give us proof of claim on time, the delay will not reduce the benefit if proof is given as soon as it is reasonably possible to do so.
Proof Of Continued Disability
During the first two years after proof of claim is received, we may require satisfactory proof of continued disability at reasonable intervals. After two years, we may require proof not more than once a year. As part of
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this proof, we have the right to require an examination of the Insured at our expense by a physician chosen by us.
The proof will not be required after the Anniversary Date after the Insured’s 65th birthday, if total disability began before the Certificate Anniversary Date after the Insured’s 60th birthday.
When Benefits End
The benefits will end when any of the following occurs:
•	The Insured is no longer totally disabled; or
•	Satisfactory proof of continued total disability is not given to us as required; or
•	The Insured refuses or fails to have an examination we require; or
•	The day before the Certificate Anniversary Date after the Insured’s 65th birthday or, if later, the date two years from the day that total disability began.
Contestability
We can bring legal action to contest the validity of this rider for any material misrepresentation of a fact made in the application for this rider. However, we cannot, in the absence of fraud, contest the validity of this rider after it has been in force during the lifetime of the Insured for two years after its Issue Date. The Issue Date of this rider is shown on the Schedule Page.
Rider Part Of The Certificate
This rider is made a part of the certificate as of the Issue Date of this rider in return for the application for this rider and the payment of the charges for this rider. The Schedule Page shows the charges from the Issue Date of this rider to the next Certificate Anniversary Date. Charges after that are shown in the Table of Monthly Charges for this rider. That Table is included with this rider. All the provisions of the certificate apply to this rider, except for those that are inconsistent with this rider.
Termination Of This Rider
This rider ends automatically when either of the following occurs:
•	Termination of the certificate for any reason; or

•	The Certificate Anniversary Date after the Insured’s 65th birthday if the Insured is not totally disabled on that Date; or

•	If the Insured is totally disabled as of the Certificate Anniversary Date after the Insured’s 65th birthday, the date two years from the day that total disability began.
Cancellation Of This Rider
This rider may be cancelled by the Owner’s written request. Cancellation will take effect on the Monthly Calculation Date that is on, or next follows, the date we receive the written request at our Home Office.
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

President	Secretary
GWMCPM-9700

Accelerated Benefits Rider
For Terminal Illness
This rider provides that an accelerated death benefit payment may be made under the certificate. We discuss this rider, and the rules that apply to it, in the provisions that follow.
In this rider, the word “certificate” may also mean “certificate with rider.”
Benefits payable under this rider may be taxable. The Owner should seek tax advice prior to requesting an accelerated death benefit payment.
An accelerated death benefit payment will not be allowed if the Owner is required to request the payment by any third party (including any creditor, governmental agency, trustee in bankruptcy, or any other person) or as the result of a court order.
This rider does not provide for long-term care insurance or for nursing-home care insurance.
Rider Benefit
Subject to the terms of this rider, an accelerated death benefit will be paid to the Owner upon request once we receive proof that the Insured has a terminal illness.
Accelerated Benefit Payment
In this section we discuss payment of the accelerated death benefit and the amounts used in determining the amount of the payment.
Eligible Amount
The Eligible Amount is the amount of death benefit under the certificate that can be considered for acceleration. It will be determined as of the Acceleration Date. This Amount is equal to the excess of:
•	The death benefit payable upon the death of the Insured under the base certificate; over

•	The certificate account value.
The Eligible Amount does not include:
•	The amount payable upon the death of the Insured under any life insurance rider that does not provide level or increasing coverage for at least two years after the Acceleration Date; and

•	The amount of any insurance provided under the certificate on the life of someone other than the Insured; and

•	The amount of benefit under any accidental death or accidental death and dismemberment benefit rider.
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Amount To Be Accelerated
Subject to the terms of this rider, the Owner may accelerate any portion of the Eligible Amount up to the maximum limit. The maximum amount to be accelerated is equal to the lesser of:
•	75% of the Eligible Amount; and

•	$250,000 minus the total amount accelerated under all other policies issued on the life of the Insured by us and any of our affiliates.
We reserve the right to impose a minimum limit on the amount to be accelerated; if we do so, this limit will not exceed $25,000.
Amount of Payment
The amount of payment under this rider will be computed based on the amount to be accelerated less:
•	Interest at the annual interest rate we have declared for certificates in this class; and

•	A fee of not more than $250.
If required, a detailed statement of the method we use to compute the amount of the accelerated benefit payment has been filed with the insurance department of the state where the rider was delivered.
How We Pay
Payment of the accelerated benefit will be made to the Owner in a lump sum. However, we will not make the payment if we first receive due proof of the Insured’s death; in this case, we will instead pay the death benefit as if no request had been received under this rider.
Effect On Certificate
After the accelerated benefit payment is made, the certificate will remain in force. Premiums and charges will continue in accordance with the certificate provisions.
A lien will be established against the certificate. The amount of the lien will be equal to the amount to be accelerated under this rider. Interest will not be charged on the lien. The Owner may not voluntarily repay all or any portion of the lien. However, the amount of the lien will be deducted from the amount of payment under the certificate upon the death of the Insured.
Other Definitions and Requirements
Acceleration Date
The Acceleration Date is the first date on which all the requirements for acceleration, except any examination of the Insured by a physician of our choice that we may require, have been met. Our right to require this examination is discussed in the Proof Of Terminal Illness provision below.
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Requirements For Acceleration
Before the accelerated benefit can be paid, all of the following requirements must be met:
1.	We must receive at our Home Office:
a.	The Owner’s written request for payment of an accelerated death benefit under the certificate;

b.	The Insured’s written authorization to release medical records to us; and

c.	The written consent to this request of any assignee and any irrevocable beneficiary under the certificate.
2.	We must receive proof, satisfactory to us, that the Insured has a terminal illness.
Terminal Illness
As used in this rider, “terminal illness” is a medical condition that:
•	Is first diagnosed by a legally qualified physician after the Issue Date of the certificate; and

•	With reasonable medical certainty, will result in the death of the Insured within 12 months from the date diagnosed; and

•	Is not curable by any means available to the medical profession.
Proof Of Terminal Illness
Proof of terminal illness is written certification, satisfactory to us, that a legally qualified physician has diagnosed the Insured as having a terminal illness. To establish this proof, we reserve the fight to require that the diagnosis be confirmed with examination of the Insured, at our expense, by a physician of our choice. This examination may include x-rays, blood tests, and other procedures that are reasonable and necessary to determine whether the Insured has a terminal illness. To be acceptable to us, this examination must be completed within 90 days after the date we notify the Owner of this requirement.
Legally Qualified Physician
As used in this rider, a “legally qualified physician” is a person who is licensed by the state in which he or she practices to give advice or treatment for the terminal illness and who is acting within the scope of that license. A legally qualified physician must be someone other than the Owner or the Insured, or a spouse, mother-in-law, father-in-law, stepparent, or natural or adoptive brother, sister, parent, grandparent, or child of the Owner or the Insured.
General Provisions
Rider Part Of The Certificate
This rider is made a part of the certificate numbered above as of the Issue Date of this rider. If the Issue Date of this rider is not shown above, it is the same as the Issue Date of the certificate. All the provisions of the certificate apply to this rider, except for those that are not consistent with this rider.
GABRPM-9700

Termination Of This Rider
This rider will end automatically on the date:

1.	An accelerated benefit payment is made; or

2.	The certificate terminates for any reason; or

3.	The certificate is changed to a different certificate on which this rider is not available; or

4.	Two years before coverage under the certificate is scheduled to mature or terminate.
Cancellation Of This Rider
This rider may be cancelled by the Owner’s written request.
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

President	Secretary
GABRPM-9700

ENDORSEMENT
Modification of Policy Provisions
This policy was changed before it was signed by us. This change adds a provision to Part 1. of the policy and restates the following provisions to read as follows.
For purposes of this endorsement, the word “certificate” may also mean “certificate with rider.”
1.) The following section is added to Part 1. of this policy:
Definitions — Prior Certificate, Prior Certificate Amount, Current Certificate, Current Certificate Amount
The Prior Certificate is the certificate of life insurance that was in effect for the Insured, was provided by us or one of our affiliates, and was sponsored by the Employer on the day immediately preceding the Certificate Date for the Current Certificate.
The Prior Certificate Amount is the amount of death benefit that would have been payable under the Prior Certificate if the Insured had died on the date immediately preceding the Certificate Date for the Current Certificate.
The Current Certificate is the certificate of life insurance that is provided by Massachusetts Mutual Life Insurance Company as the result of exchanging the Prior Certificate, whose terms are set forth in the certificate to which this endorsement is attached.
The Current Certificate Amount is the initial Selected Face Amount indicated on the Insured’s Schedule Page on the Certificate Date for the Current Certificate, exclusive of any subsequent increases and reduced by any subsequent amounts of indebtedness, withdrawals, and/or decreases.
2.) The “Representations And Contestability” provision in Part 1. of this policy is restated to read as follows:
Representations And Contestability
We rely on all statements made by or for the Insured in the application(s) for any certificate issued under this policy. Those statements are considered to be representations and not warranties. We reserve the right to bring legal action to contest the validity of the insurance described in a certificate, or any increase in the Selected Face Amount applied for after the Issue Date, for any material misrepresentation of a fact. To do so, however, the misrepresentation must have been made in the application, or in a supplemental application to increase the Selected Face Amount, and a copy of the application must have been attached to the certificate when issued, or made a part of the certificate when the increase in the Selected Face Amount became effective.
Except for any increase in the Selected Face Amount applied for after the Issue Date, we can not contest the validity of the insurance described in a certificate after it has been in force during the lifetime of the Insured for a
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period of two years from its Issue Date. We can not contest the validity of any increase in the Selected Face Amount applied for after the Issue Date once it has been in effect during the lifetime of the Insured for a period of two years.
Any amount of insurance that satisfied the contestability period under the Prior Certificate shall satisfy the Current Certificate’s contestability period.
3.) The “Making Withdrawals” and “Right To Make Loans” provisions in Part 4. of this policy are restated to remove the “after six months from the Certificate Date” language.
4.) The “Suicide Exclusion” provision in Part 5. of this policy is restated to read as follows:
Suicide Exclusion
Except for any increases in the Selected Face Amount applied for after the Issue Date of the certificate, we will pay a limited death benefit if the Insured commits suicide, while sane or insane, within two years from the Issue Date and while the certificate is in force. The limited death benefit will be the lesser of the Prior Certificate Amount and the Current Certificate Amount.
For any increases in the Selected Face Amount applied for after the Issue Date of the certificate, we will pay a limited death benefit if the Insured commits suicide, while sane or insane, within two years from the effective date of the increase and while it is in force. The limited death benefit will be the monthly deductions made for that increase. However, if the limited death benefit as described in the preceding paragraph is payable, there will be no death benefit for the increase.
Any limited death benefit will be paid in one sum to the Beneficiary.
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
Secretary
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     APPLICATION for Group Flexible Premium Adjustable Life Insurance Policy is hereby made to the undersigned.
     Said insurance policy, which will be issued by Massachusetts Mutual Life Insurance Company and bear Policy Number 002, has been read and approved, and the terms and conditions therefore are hereby accepted.
     This application is executed in duplicate, the original returned to Massachusetts Mutual Life Insurance Company and the copy attached to said insurance policy.
     It is requested that this policy be issued with an effective date of January 1, 1998.
     Signed at Providence, Rhode Island this 30th day of January, 1998.
Citizens Bank of Rhode Island as Trustee of the Strategic Group Universal Life Trust.

By:	/s/ Ann M. Nagle	Title:	Assistant Vice President

Application
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ACCEPTANCE OF THE GROUP POLICY
Based on an application, Massachusetts Mutual Life Insurance Company has issued to the Applicant Group Policy No. 002.
The Applicant has read, has approved, and does hereby accept that group insurance policy.
This Acceptance is signed in duplicate. One copy is returned to Massachusetts Mutual Life Insurance Company. The other is attached to and made a part of the group policy.
Signed at Providence, Rhode Island
Applicant:	Citizens Bank of Rhode Island as Trustee of the Strategic Group Universal Life Trust

Date:	January 30, 1998	By	/s/ Ann M. Nagle

(Signature or authorized officer)

Ann M. Nagle Assistant Vice President

(Print name & title)

Countersigned (when required by law or regulation)

Date:

Licensed Resident Agent
Acceptance
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